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                 AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 21
                             LISTING OF SUBSIDIARIES


Subsidiaries of the Company and the jurisdiction in which each company was incorporated are listed below. Unless otherwise indicated parenthetically, 100% of the voting securities of each subsidiary are owned by the Company. All companies indicated with an asterisk (*) are subsidiaries of AMVAC. All of the following subsidiaries are included in the Company's consolidated financial statements:


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
               AMVAC Chemical Corporation                     California

               GemChem, Inc.                                  California

               2110 Davie Corporation                         California
                 (formerly ABSCO Distributing)

               AMVAC Chemical UK Ltd.*                        Surrey, England

               Agroservicios Amvac, SA de CV                  Mexico

               Quimica Amvac de Mexico SA de CV               Mexico

               Environmental Mediation, Inc. (51%)            California

               Calhart Corporation                            California

               Manufacturers Mirror & Glass
                Co., Inc.                                     California

               Todagco (80%)*                                 California

               American Vanguard Corporation
                of Imperial Valley (90%)*                     California

               AMVAC Ag-Chem*                                 California

               AMVAC Chemical Corporation-Nevada*             Nevada
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